As filed with the Securities and Exchange Commission on February 24, 2021

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	84-1133368 (I.R.S. Employer Identification Number)
141 Union Boulevard, Suite 400, Lakewood, CO 80228 (Address of principal executive offices, including zip code)

2018 Omnibus Equity Incentive Plan

 (Full title of the plan)

Ryan M. Zink

Chief Executive Officer, Chief Financial Officer and Treasurer

141 Union Boulevard, Suite 400, Lakewood, CO 80228

(303) 384-1400

(Name, address and telephone number, including area code, of agent for service)

With copies to:

Brian A. Teras, Esq.

Arnall Golden Gregory LLP

171 17th Street NW, Suite 2100

Atlanta, Georgia 30363

Telephone: (404) 873-8622

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share	150,000 shares(1)(2)	$3.64(3)	$546,000	$59.57

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock that may become issuable under the Good Times Restaurants Inc. 2018 Omnibus Equity Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or similar adjustments.

(2)	Represents an additional 150,000 shares of common stock of the registrant issuable under the Plan. The registrant previously filed a Registration Statement on Form S-8 (No. 333-225383) with respect to shares issuable under the Plan.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based upon the average of the high and low prices of the registrant’s common stock, as reported on The NASDAQ Capital Market on February 19, 2021.

EXPLANATORY NOTE

This registration statement is being filed solely for the registration of 150,000 additional shares of common stock, $0.001 par value per share, of Good Times Restaurants Inc., a Nevada corporation (the “Registrant”), for issuance pursuant to the Good Times Restaurants Inc. 2018 Omnibus Equity Incentive Plan (as amended, the “Plan”).  Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Registrant’s prior registration statement relating to the Plan (No. 333-225383) are hereby incorporated by reference in this registration statement, except as revised in Part II of this registration statement.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) and are hereby incorporated by reference in this registration statement:

1.	The Registrant’s Annual Report on Form 10-K for the year ended September 29, 2020, filed with the Commission on December 18, 2020, including the material incorporated by reference to the proxy statement contained in the Registrant’s Schedule 14A, filed with the Commission on December 18, 2020.

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 29, 2020, filed with the Commission on February 5, 2021.

3.	The Registrant’s Current Reports on Form 8-K, filed with the Commission on December 28, 2020, January 14, 2021 and February 16, 2021.

4.	A description of the Registrant’s common stock contained in Exhibit 4.3 to its Annual Report on Form 10-K, filed with the Commission on December 18, 2020, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information that are related to such items), subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.  Exhibits.

Exhibit Number	Description

5.1*	Opinion of Arnall Golden Gregory LLP

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Arnall Golden Gregory LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, on February 24, 2021.

Good Times Restaurants Inc.

By:	/s/ Ryan M. Zink
Name:	Ryan M. Zink
Title:	Chief Executive Officer, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Ryan M. Zink, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ryan M. Zink	Chief Executive Officer, Chief Financial Officer and Treasurer	February 24, 2021
Ryan M. Zink	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Geoffrey R. Bailey	Chairman of the Board of Directors	February 24, 2021
Geoffrey R. Bailey

/s/ Charles E. Jobson	Director	February 24, 2021
Charles E. Jobson

/s/ Jason S. Maceda	Director	February 24, 2021
Jason S. Maceda

/s/ Robert J. Stetson	Director	February 24, 2021
Robert J. Stetson